AMENDMENT TO

SUB-ADVISORY AGREEMENT

This amendment to Sub-Advisory Agreement, effective July 20, 2008 (this “Amendment”), is made by and among GW Capital Management, LLC doing business as Maxim Capital Management, LLC, a Colorado limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the “Adviser"), Mellon Capital Management Corporation, a corporation organized under the laws of the state of Delaware, registered as an investment adviser under the Investment Advisers Act of 1940 (the “Sub-adviser”), and Maxim Series Fund, Inc., a Maryland corporation (the “Fund").

WHEREAS, the Adviser, BNY Investment Advisors and the Fund are parties to the Sub-Advisory Agreement dated April 1, 2003 (the “Agreement”);

WHEREAS, BNY Investment Advisors underwent an internal reorganization as a result of the merger of The Bank of New York and Mellon Financial Corporation. As a result of the internal reorganization, the portfolio managers of BNY Investment Advisors who sub-advise the Fund have integrated with the Sub-adviser; and

WHEREAS, the Adviser, Sub-adviser and Fund desire to amend the Agreement, on the terms and conditions set forth herein, to reflect the aforementioned reorganization.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. All references in the Agreement to BNY Investment Advisors are changed to Mellon Capital Management Corporation.

2. Schedule A is deleted in its entirety and replaced with Schedule A attached hereto and incorporated herein.

3. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

4. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5. Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

[Remainder of page intentionally blank. Signature page to follow.]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers.

GW CAPITAL MANAGEMENT, LLC
(d/b/a Maxim Capital Management, LLC)

Attest:	By:

Name:	Name:

Title:	Title:

MAXIM SERIES FUND, INC.

Attest:	By:

Name:	Name:

Title:	Title:

MELLON CAPITAL MANAGEMENT
CORPORATION

Attest:	By:

Name:	Name:

Title:	Title:

Schedule A

Portfolio

Maxim S&P 500 Index® Portfolio

Maxim Index 600 Portfolio

Maxim Stock Index Portfolio